Fuel Tech, Inc.
A Delaware Corporation
AMENDED AND RESTATED BY‑LAWS
as amended through May 28, 2015
Article I.
OFFICES
Section 1.1    Registered Office. The Corporation’s registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 1.2    Other Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors shall determine or the business of the Corporation may require.
Article II.
STOCKHOLDERS MEETINGS
Section 2.1    Place of Meeting. Meetings of stockholders may be held at such places within or without the State of Delaware as the Board of Directors shall determine.
Section 2.2    Annual Meetings. Annual meetings of stockholders shall be held at dates, times, and places fixed by the Board of Directors and stated in the notice of meeting to elect Directors and to transact such other business as may properly come before the meeting.
Section 2.3    Notice of Business to be Brought Before a Meeting.
(a)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the Chairman of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.3 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.3 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. For purposes of this Section 2.3 and Section 3.3, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the stockholders, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (i) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (iii) a trust, any trustee of such trust. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 3.3 and this Section 2.3 shall not be applicable to Director nominations except as expressly provided in Section 3.3.
(b)    Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.3. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.
(c)    To be in proper form for purposes of this Section 2.3, a stockholder’s notice to the Secretary shall set forth:
(i)    As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);
(ii)    As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or Directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner; and
(iii)    As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder; and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner.
For purposes of this Section 2.3, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation or associate (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these By-Laws) of such stockholder or beneficial owner.
(d)    A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.3 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
(e)    Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.3.
(f)    This Section 2.3 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.3 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.3 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(g)    For purposes of these By-Laws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
Section 2.4    Special Meetings of Stockholders.
(a)    Special meetings of the stockholders for any proper purpose or purposes may be called only (i) by the Chairman of the Board of Directors, (ii) by the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors, or (iii) by the Secretary of the Corporation, following his or her receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 2.4 from stockholders of record as of the record date fixed in accordance with Section 2.4(d) who hold, in the aggregate, not less than one third of the voting power of the outstanding capital stock of the Corporation (the “Requisite Percentage”). The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 2.4, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Stockholders who nominate persons for election to the Board of Directors at a special meeting must also comply with the requirements set forth in Section 3.3.
(b)    No stockholder may demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 2.4(a) unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Demand Record Date”) for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.
(c)    To be in proper form for purposes of this Section 2.4, a request by a stockholder for the Board of Directors to fix a Demand Record Date shall set forth:
(i)    As to each Requesting Person (as defined below), the Stockholder Information (as defined in Section 2.3(c)(i), except that for purposes of this Section 2.4 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.3(c)(i));
(ii)    As to each Requesting Person, any Disclosable Interests (as defined in Section 2.3(c)(ii), except that for purposes of this Section 2.4 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.3(c)(ii) and the disclosure in clause (F) of Section 2.3(c)(ii) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of Directors at the special meeting, as the case may be);
(iii)    As to the purpose or purposes of the special meeting, (A) a brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting; and
(iv)    If Directors are proposed to be elected at the special meeting, the Nominee Information (as defined in Section 3.3(c)(iii)) for each person whom a Requesting Person expects to nominate for election as a Director at the special meeting.
For purposes of this Section 2.4, the term “Requesting Person” shall mean (i) the stockholder making the request to fix a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iii) any associate of such stockholder or beneficial owner.
(d)    Within ten (10) days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Section 2.4 from any stockholder of record, the Board of Directors may adopt a resolution fixing a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. If no resolution fixing a Demand Record Date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a Demand Record Date was received, the Demand Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such request was received. Notwithstanding anything in this Section 2.4 to the contrary, no Demand Record Date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in clauses (ii), (iv), (v) or (vi) of Section 2.4(f).
(e)    Without qualification, a special meeting of the stockholders shall not be called pursuant to Section 2.4(a)(iii) unless stockholders of record as of the Demand Record Date who hold the Requisite Percentage timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation. Only stockholders of record on the Demand Record Date shall be entitled to demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 2.4(a)(iii). To be timely, a stockholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the sixtieth (60th) day following the Demand Record Date. To be in proper form for purposes of this Section 2.4, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting or the proposed election of Directors at the special meeting, as the case may be, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (iii) with respect to any stockholder or stockholders submitting a demand to call a special meeting (except for any stockholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) (a “Solicited Stockholder”), the information required to be provided pursuant to this Section 2.4 of a Requesting Person. A stockholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the Requisite Percentage of stockholders, and as a result of such revocation(s) there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.
(f)    The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (i) that does not comply with this Section 2.4, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (iv) that relates to an item of business (other than the election of Directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date for notice of a stockholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the sixty-first (61st) day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.
(g)    After receipt of demands in proper form and in accordance with this Section 2.4 from a stockholder or stockholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. Notwithstanding anything in these By-Laws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for notice of and voting at such a special meeting shall be fixed in accordance with Section 5.4 of these By-Laws. The Board of Directors shall provide written notice of such special meeting to the stockholders in accordance with Section 2.8 of these By-Laws.
(h)    In connection with a special meeting called in accordance with this Section 2.4, the stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board of Directors fix a record date for notice of and voting at the special meeting in accordance with this Section 2.4 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 2.4 shall be true and correct as of the record date for notice of the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof).
(i)    Notwithstanding anything in these By-Laws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 2.4 except in accordance with this Section 2.4. If the Board of Directors shall determine that any request to fix a record date for notice of and voting at the special meeting or demand to call and hold a special meeting was not properly made in accordance with this Section 2.4, or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 2.4, then the Board of Directors shall not be required to fix such record date or to call and hold the special meeting. In addition to the requirements of this Section 2.4, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for notice of and voting at the special meeting or demand to call a special meeting.
Section 2.5    Stockholders List. The Secretary of the Corporation shall or shall cause the Corporation’s Transfer Agent to prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. Such list shall be arranged in alphabetical order and shall show each stockholder’s address and the number of shares registered in such stockholder’s name. Such list shall be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 2.6    Organization. The Chairman of the Board, if there shall be an incumbent Chairman of the Board, or, otherwise the person designated by the Board of Directors, or, in the absence of such designation, the highest ranking officer of the Corporation who is present at the meeting, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Secretary of the Corporation shall act as secretary of meetings of stockholders. If the Secretary of the Corporation is absent from the meeting, the secretary of the meeting shall be such person as the chairman of the meeting shall appoint.
Section 2.7    Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedures to be followed at the meeting, including regulation of the manner of voting and of the conduct of discussion. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine that a matter or business was not properly brought before the meeting, and if he or she should so determine, he or she shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 2.8    Notice. Except as otherwise provided by law, written notice of the time, date, and place of meeting (and, in the case of a special meeting, the purpose thereof) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting shall be given to each stockholder not less than ten (10) days and not more than sixty (60) days before the date on which the meeting is to be held. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.
Section 2.9    Quorum. Except as otherwise required by law or the certificate of incorporation, at any meeting of stockholders, the holders of record (present in person or by proxy) of one third of the shares of capital stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, the chairman or secretary of the meeting may adjourn the meeting in the manner provided in Section 2.10 hereof until a quorum is present.
Section 2.10    Adjournment. Any meeting of stockholders, annual or special, may be adjourned from time to time to reconvene at the same place or another place. A determination in accordance with Article V hereof of stockholders of record with respect to a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors shall have authority to fix a new record date for the adjourned meeting. Notice need not be given of any such adjourned meeting, if the date, time, and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days or if a new record date is fixed for the adjourned meeting, written notice of the date, time, and place of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
Section 2.11    Proxies and Voting. At any meeting of stockholders, each stockholder entitled to vote may vote in person or by proxy. Each stockholder shall have one vote for each share of capital stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided in these By‑Laws or as otherwise required by law. All voting by stockholders, except on the election of Directors and except as otherwise required by law, may be by voice vote; provided, however, that upon demand therefor by a stockholder (or by his proxy) entitled to vote, a stock vote shall be taken. Each stock vote shall be taken by written ballot, each of which shall state the name of the stockholder (or proxy) voting. Each vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting. Elections of Directors shall be determined by a plurality of the votes cast; except as otherwise required by law, all other matters shall be determined by a majority of votes cast.
Section 2.12    Consent of Stockholders in Lieu of Meeting.
(a)    Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of record on the record date established pursuant to Section 2.12(b) below (the “Written Consent Record Date”) of outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation's registered office or principal place of business shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. Only stockholders of record on the Written Consent Record Date shall be entitled to consent to corporate action in writing without a meeting.
(b)    Without qualification, any stockholder of record seeking to have the stockholders authorize or take any action by written consent shall first request in writing that the Board of Directors fix a Written Consent Record Date for the purpose of determining the stockholders entitled to take such action, which request shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation. Within ten (10) days after receipt of a request in compliance with this Section 2.12(b) from any such stockholder, the Board of Directors may adopt a resolution fixing a Written Consent Record Date for the purpose of determining the stockholders entitled to take such action, which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.
Article III.
DIRECTORS
Section 3.1    General Powers. Except as may otherwise be provided by law, the Certificate of Incorporation or these By‑Laws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all of the powers of the Corporation.
Section 3.2    Number, Election, Term, and Removal of Directors. Except as otherwise provided in these By‑Laws or as otherwise required by law, each Director shall be elected until a successor is duly elected or until the Director shall sooner resign, retire, become deceased or be removed as provided below. The first Board of Directors shall consist of nine (9) Directors. Thereafter, the number of Directors shall be determined by the Board of Directors. The Directors shall all be elected by the stockholders in accordance with Section 2.11 hereof at the annual meeting or any special meeting (but only if the election of Directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting). Vacancies and newly created directorships resulting from an increase in the number of Directors shall only be filled (for the unexpired term and until a successor Director is elected) by a majority of the Directors then in office (although less than a quorum), or by the sole remaining Director. Any Director may be removed with or without cause by the stockholders at any time. Any Director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such Director, to the Chairman, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.
Section 3.3    Notice of Nominations for Election to the Board of Directors.
(j)    Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of Directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these By-Laws, or (ii) by a stockholder present in person (A) who was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 3.3 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 3.3 as to such notice and nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.
(k)    Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Section 2.3(b)) thereof in writing and in proper form to the Secretary of the Corporation, (ii) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required by this Section 3.3 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 3.3. Without qualification, if the election of Directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at such special meeting, the stockholder must (A) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (B) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 3.3 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 3.3. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.3(g)) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(l)    To be in proper form for purposes of this Section 3.3, a stockholder’s notice to the Secretary shall set forth:
(i)    As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.3(c)(i), except that for purposes of this Section 3.3 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.3(c)(i));
(ii)    As to each Nominating Person, any Disclosable Interests (as defined in Section 2.3(c)(ii), except that for purposes of this Section 3.3 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.3(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 2.3(c)(ii) shall be made with respect to the election of Directors at the meeting); and
(iii)    As to each candidate whom a Nominating Person proposes to nominate for election as a Director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 3.3 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such candidate for nomination.
For purposes of this Section 3.3, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation or associate (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these By-Laws) of such stockholder or beneficial owner.
(m)    A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.3 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
(n)    In addition to the requirements of this Section 3.3 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.
(o)    No candidate shall be eligible for nomination as a Director unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 3.3. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 3.3, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.
(p)    Notwithstanding anything in these By-Laws to the contrary, no candidate for nomination shall be eligible to be seated as a Director unless nominated and elected in accordance with this Section 3.3.
Section 3.4    Chairman of the Board. The Directors may elect one of their members to be Chairman of the Board of Directors, hereafter in these By‑Laws referred to as the “Chairman.” The Chairman shall be subject to the control of, and may be removed with or without cause by, the Board of Directors. The Chairman shall perform such duties as may from time to time be assigned to him by the Board of Directors.
Section 3.5    Meetings. Regular meetings of the Board of Directors shall be held at such dates, times, and places as may from time to time be fixed by the Board of Directors. Notice need not be given of regular meetings of the Board of Directors. Special meetings of the Board of Directors may be held at any date, time, and place upon the call of the Chairman, or the Chief Executive Officer, and shall be called by the Secretary if and as directed by a majority of the Directors then in office. Notice of the place, date, and time of each special meeting of the Board of Directors shall be given not less than two (2) days before such meeting to each Director who shall not waive such notice. Such notice shall state the time and place of the special meeting, but unless required by law, the Certificate of Incorporation or these By‑Laws, need not state the purpose of the special meeting. Meetings of the Board of Directors may be held without notice immediately after annual meetings of stockholders.
Section 3.6    Action Without Meeting. Nothing contained in these By‑Laws shall be deemed to restrict the power of the Board of Directors or of any committee thereof to take any action without a meeting by means of consents thereto in writing or by electronic transmission according to applicable law.
Section 3.7    Telephonic Meetings. Nothing contained in these By‑Laws shall be deemed to restrict the power of members of the Board of Directors, or of any committee of the Board of Directors, to participate in meetings of the Board of Directors (or of such committees) by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other.
Section 3.8    Quorum; Acts of the Board of Directors. One-third of the total number of members of the Board of Directors as constituted from time to time, but not less than three (3), shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting to another place, date, and time without further notice or waiver. Except as otherwise provided by law, by the Certificate of Incorporation, by these By‑Laws, or by any binding contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.
Section 3.9    Committees of the Board of Directors. Effective on the adoption of these By‑Laws, the Corporation elects to be governed as to committees of the Board of Directors by the provisions of Section 141(c)(2) of the Delaware General Corporation Law. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more committees to have and to exercise such power and authority as the Board of Directors shall specify. Each such Committee shall consist of such number of Directors as from time to time may be fixed by the Board of Directors. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting may (whether or not he or they constitute a quorum) unanimously appoint another Director to act at the meeting in place of the absent or disqualified committee member. Each committee may fix procedural rules for meeting and for conducting its business and shall act in accordance therewith, except as otherwise provided in these By‑Laws or as otherwise required by law. Adequate provision shall be made for notice to committee members of all committee meetings. One-half of the members of each committee shall constitute a quorum (unless the committee shall consist of one member, in which event one member shall constitute a quorum). All matters shall be determined by a majority vote of the committee members present at the committee meeting.
Section 3.10    Minutes of Meetings of Committees. Each committee of the Board of Directors shall keep minutes of its meetings and shall report the same when and as required by the Board of Directors.
Section 3.11    Compensation of Directors. Directors shall be paid their expenses of attendance at meetings of the Board of Directors or committees thereof. Directors, pursuant to a resolution adopted by a majority of the whole Board of Directors, may also be paid a fixed sum for attendance at each meeting of the Board of Directors or a committee thereof, a stated salary for service as a Director, a stated salary for service as a Committee chairperson, and for other service as a Director. No payment referred to in this Section 3.11 shall preclude any Director from serving the Corporation in any other capacity or from receiving compensation therefor.
Article IV.
OFFICERS
Section 4.1    General. The Corporation’s officers shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers (which may include one or more Assistant Secretaries and Assistant Treasurers) with such titles and duties as the Board of Directors shall determine. The Chairman shall be an officer if designated by the Board of Directors as an Executive Chairman. The officers may have such additional personal titles as shall be approved by the Board of Directors to indicate their function or seniority. Any number of offices may be held by the same person. Each officer shall be elected by the Board of Directors, shall be subject to supervision and direction by the Board of Directors, shall serve at the pleasure of the Board of Directors, and shall hold office for the term prescribed by the Board of Directors. The authority, duties, or responsibilities of any officer may be suspended by the Board of Directors with or without cause. Any officer may be removed at any time by the Board of Directors with or without cause. Any officer may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such officer, to the Chairman, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.
Section 4.2    The Chief Executive Officer. The Chief Executive Officer shall be the Corporation’s chief executive officer. Subject to the provisions of these By‑Laws and to the direction of the Board of Directors, the Chief Executive Officer shall have responsibility for general management and control of the Corporation’s affairs and business and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. The Chief Executive Officer shall have power to sign all stock certificates, contracts, and other authorized instruments of the Corporation. The Chief Executive Officer shall have general supervision and direction of the Corporation’s other officers and agents.
Section 4.3    The President. The President shall be responsible for the day to day operations of the Corporation as may be delegated to the President by the Chief Executive Officer from time to time and, if the Chief Executive Officer shall be absent or unable to act, the President shall act in the stead of the Chief Executive Officer.
Section 4.4    The Vice Presidents. In the President’s absence (or in the event of his inability or refusal to act), the Vice President (or if there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election, starting with the first to be elected) shall perform all duties of the President. When so acting, such Vice President shall have all powers of, and be subject to all restrictions upon, the President. The Vice President(s) shall perform such other duties, and shall have such other powers, as the Board of Directors shall prescribe.
Section 4.5    The Secretary; Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders, and shall record the proceedings of such meetings in a book or books to be kept for that purpose. If so directed by the Board of Directors, the Secretary shall perform similar duties with respect to meetings of committees of the Board of Directors. The Secretary shall give (or cause to be given) notice of all meetings of stockholders and of all special meetings of the Board of Directors. The Secretary shall have custody of the Corporation’s seal and he (or any Assistant Secretary) shall have authority to affix such seal to any appropriate instrument. When so affixed, such seal may be attested by the Secretary’s (or such Assistant Secretary’s) signature. The Board of Directors may give general authority to any other officer to affix the Corporation’s seal and to attest such affixation by such other officer’s signature. In the Secretary’s absence (or in the event of his inability or refusal to act), the Assistant Secretary (or if there shall be more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election, starting with the first to be elected) shall have all powers of, and be subject to all restrictions upon, the Secretary. The Secretary and the Assistant Secretary (or Assistant Secretaries) shall perform such other duties, and shall have such other powers, as the Board of Directors shall prescribe with respect to each such office.
Section 4.6    The Treasurer; Assistant Treasurers. The Treasurer shall have custody of the Corporation’s monies and securities, shall keep regular books of account, and shall deposit all of the Corporation’s monies and other valuable effects in the name of (and to the credit of) the Corporation in one or more depositories designated by the Board of Directors. The Treasurer shall disburse the Corporation’s funds as directed by the Board of Directors and shall take vouchers for such disbursements. The Treasurer shall render to the Board of Directors at its regular meetings (or when otherwise directed by the Board of Directors) an account of his transactions as Treasurer and of the Corporation’s financial condition. In the absence of the Treasurer (or in the event of his inability or refusal to act), the Assistant Treasurer (or if there shall be more than one Assistant Treasurer, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election, starting with the first to be elected) shall have all powers of, and be subject to all restrictions upon, the Treasurer. The Treasurer and the Assistant Treasurer (or Assistant Treasurers) shall perform such other duties, and shall have such other powers, as the Board of Directors shall prescribe with respect to each such office.
Section 4.7    Delegation of Authority. The Board of Directors may from time to time delegate or authorize the delegation of the powers or duties of any officer to any other officer or agent, notwithstanding any other provision of these By‑Laws.
Section 4.8    Facsimile Signatures of Officers. Facsimile signatures of any officer may be used whenever authorized by these By‑Laws or by the Board of Directors.
Section 4.9    Action with Respect to Securities of Other Entities. Unless otherwise prescribed by the Board of Directors, the Chairman, the Chief Executive Officer, the President or Secretary (or any other officer designated by the Chief Executive Officer to act in their stead) shall have power and authority on the Corporation’s behalf to attend (and to act and vote at) meetings of holders of securities of any entity in which the Corporation shall own or hold securities. At such meetings, the Chairman, the Chief Executive Officer, the President, Secretary or Chief Executive Officer’s designee, as the case may be, shall possess (and may exercise) all rights and powers incident to the ownership or holding of such securities which the Corporation might have possessed and exercised. The Chairman, the Chief Executive Officer, the President, the Secretary or the Chief Executive Officer’s designee may execute and deliver on the Corporation’s behalf powers of attorney, proxies, consents, waivers, and other instruments relating to the securities owned or held by the Corporation.
Article V.
CAPITAL STOCK
Section 5.1    Stock Certificates. Certificates for shares of the Corporation’s capital stock shall be in such form as shall be permitted by law and approved by the Board of Directors, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Every holder of stock in the Corporation evidenced by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or the Chief Executive Officer or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.
If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue to represent such class or series of stock or there shall be set forth on the face or back of the certificates which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish, without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any restriction imposed upon the transfer of shares or registration of transfer of shares shall be noted conspicuously on the certificate representing the shares subject to such restriction.
Section 5.2    Transfer of Shares. Shares of the Corporation’s capital stock may be transferred on the Corporation’s books only by the holder of such shares (or by such holder’s authorized attorney) upon surrender to the Corporation or to the Corporation’s transfer agent of the properly endorsed certificate(s) representing such shares.
Section 5.3    Lost, Stolen, or Destroyed Certificates. The Board of Directors (or the Corporation’s transfer agent) may authorize the issuance of a new share certificate to replace any certificate theretofore issued by the Corporation which is alleged to have been lost, stolen, or destroyed. The Board of Directors, as a condition to such issuance, may require that the owner of such lost, stolen, or destroyed certificate, or his legal representative, (i) submit to the Corporation an affidavit stating that such certificate has been lost, stolen, or destroyed, (ii) advertise the same in such manner as the Board of Directors shall require, and/or (iii) give the Corporation a bond in such sum as the Board of Directors shall require to indemnify the Corporation against any claim that may be made against the Corporation in respect of the certificate alleged to have been lost, stolen, destroyed or the certificate to be issued.
Section 5.4    Record Date.
(a)    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.
(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.
(c)    In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, other than a consent solicited in accordance with Section 2.12, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.
(d)    If no record date is fixed, including pursuant to Section 2.12:
(i)    The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to a vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned or postponed meeting.
(ii)    The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which valid signed written consents constituting at least a majority of the outstanding shares of the Corporation and setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in Section 2.12.
(iii)    The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(iv)    The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 5.5    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on the Corporation’s books as the owner of shares of capital stock to receive dividends on such shares and to vote as owner of such shares. The Corporation need not recognize any claim to (or interest in) such shares by any other person, whether or not the Corporation shall have notice thereof, except as otherwise required by law.
Section 5.6    Regulations. The Board of Directors shall have power and authority to make all rules and regulations which it deems expedient concerning the issuance, transfer, registration, cancellation, and replacement of certificates representing the Corporation’s capital stock.
Article VI.
GENERAL PROVISIONS
Section 6.1    Contracts. All contracts, agreements, indentures or other written commitments intended to bind the Corporation shall be signed by an officer pursuant to the authority of the Board of Directors including authority limitation regulations adopted from time to time by the Board of Directors.
Section 6.2    Pro-Forma Banking and Qualification Resolutions. Resolutions from time to time necessary or appropriate for the opening or maintenance by the Corporation of any account with any bank or trust company or for the qualification of the Corporation to do business under the laws of any state shall be effective and shall be adopted in haec verba as of the date of certification thereof so long as such resolutions shall be certified by the Secretary or an Assistant Secretary of the Corporation and filed with the permanent records of the resolutions of the Directors of the Corporation.
Section 6.3    Fiscal Year. The Corporation’s fiscal year shall be the twelve calendar months ending December 31 in each year unless otherwise fixed by the Board of Directors.
Section 6.4    Corporate Seal. The Corporation’s corporate seal shall have inscribed thereon the Corporation’s name, the year of its incorporation, and the words “Corporate Seal” and “Delaware”.
Section 6.5    Notices.
(a)    Whenever any law, the Certificate of Incorporation, or these By‑Laws requires that notice be given to any Director, officer, or stockholder, such notice may be given personally or in writing by mail, addressed to such Director, officer, or stockholder at his address which appears on the Corporation’s records. Any notice given by mail shall be deemed to have been given when deposited in the United States mail, with postage thereon prepaid. Notice to Directors or officers may also be given by facsimile or other means of electronic transmission, sent to such Director or officer at his facsimile number or electronic address which appears on the Corporation’s records, in which case notice shall be deemed to have been given when transmitted.
(b)    Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in a waiver of notice.
Section 6.6    Time Periods. Whenever these By‑Laws require that an act be done or not be done a specified number of days prior to or after the occurrence of any event (or require that an act be done or not be done within a period of days prior to or after the occurrence of an event), calendar days shall be used (unless “business days” are otherwise expressly specified), with the day of the doing of such act excluded and the day of the occurrence of such event included.
Section 6.7    Books and Records. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by or under the authority of the Board of Directors.
Section 6.8    Amendments. The holders of shares of capital stock entitled at the time to vote for the election of Directors shall have power to amend or repeal these By‑Laws by vote of not less than a majority of such shares. Except as otherwise provided by law, the Board of Directors shall have power to amend or repeal these By‑Laws by vote of not less than a majority of the entire Board of Directors. Any by‑law adopted by the Board of Directors, however, may be amended or repealed by vote of the holders of a majority of the shares of capital stock entitled at the time to vote for the election of Directors.
Section 6.9    Construction. In the event of any conflict between the provisions of these By‑Laws and the Certificate of Incorporation, the provisions of the Certificate of Incorporation shall be controlling.
Section 6.10    Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Selected Court”) (or, in the event that the Selected Court does not have jurisdiction, the United States District Court for the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought by or in the name of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or affiliate of the Corporation to the Corporation or to the Corporation’s stockholders, (c) any action arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these By-Laws (as may be amended from time to time) or (d) any action asserting a claim against the Corporation governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

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